EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


             As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 10, 1995 (except with respect to the matters discussed in Note 15 as to which the date is July 20,
        1995), included in the Thermo Electron Corporation Amendment No. 2 on Form 10-K/A for the year ended December 31, 1994, and to all references to our firm included in this registration statement.


                                           Arthur Andersen LLP

        Boston, Massachusetts
        August 2, 1995